Exhibit  5.01


                                            November 17, 1999


Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549

Gentlemen:

     I refer to the proposed issue and sale of up to $1,000,000,000 principal amount of Medium-Term Notes (the "Notes"), to be issued from time to time, by SCANA Corporation (the "Company"), with respect to which the Company has filed a
Registration  Statement  on  Form  S-3  (the   "Registration   Statement")  and
Pre-Effective Amendment No. 1 to the Registration Statement with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and Rule 415 thereof.

        I hereby consent to filing of this opinion with the Registration Statement and to the use of my name under the caption "Validity of the Notes" included in the Registration Statement.

                                     Sincerely,


                                     s/H. Thomas Arthur, II
                                     H. Thomas Arthur, II
                                     Senior Vice President, General
                                     Counsel and Assistant Secretary